Exhibit 4.11

EXECUTION VERSION

TREEHOUSE FOODS, INC., as Issuer

THE GUARANTORS PARTY HERETO, as Guarantors

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

4.875 % SENIOR NOTES DUE 2022

EIGHTH SUPPLEMENTAL INDENTURE DATED AS OF

December 31, 2015

TO THE INDENTURE DATED AS OF

March 2, 2010

This EIGHTH SUPPLEMENTAL INDENTURE, dated as of December 31, 2015 (this “Eighth Supplemental Indenture”), is by and among TreeHouse Foods, Inc., a Delaware corporation (such corporation and any successor as defined in the Base Indenture and herein, the “Company”), the existing Guarantors party to the Indenture (as defined below), Cains Foods, Inc., a Delaware corporation, Cains GP, LLC, a Delaware limited liability company, Cains Foods, L.P., a Delaware limited partnership, Associated Brands, Inc., a New York corporation and Flagstone Foods, Inc. (f/k/a Snacks Holdings Corporation), a Delaware corporation (collectively, the “Additional Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as trustee (such institution and any successor as defined in the Base Indenture, the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the existing Guarantors have previously executed and delivered an Indenture, dated as of March 2, 2010 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Company’s senior debt securities, as amended and supplemented by a Fourth Supplemental Indenture, dated as of March 11, 2014 (the “Fourth Supplemental Indenture”), and Sixth Supplemental Indenture, dated as of July 29, 2014 (the “Sixth Supplemental Indenture”) and the Seventh Supplemental Indenture, dated as of August 25, 2014 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the Fourth Supplemental Indenture and the Sixth Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s 4.875% Notes due 2022 (the “Notes”);

WHEREAS, Section 4.15 of the Fourth Supplemental Indenture provides that in the event that any Domestic Subsidiary guarantees or becomes a borrower under the Credit Agreement, then the Company shall cause such Domestic Subsidiary to simultaneously become a Guarantor of the Notes, in accordance with the terms of the Indenture;

WHEREAS, Section 9.01 of the Fourth Supplemental Indenture provides that the Trustee may enter into an indenture supplemental to the Indenture, without the consent of the Holders, to add any Person as a Guarantor;

WHEREAS, each of the Additional Guarantors, as a result of their guaranteeing the Credit Agreement, is entering into this Eighth Supplemental Indenture to add such Additional Guarantor as a Guarantor;

WHEREAS, the Company has undertaken certain corporate restructuring actions effective as of the date hereof (the “Company Restructuring”);

WHEREAS, pursuant to the Company Restructuring, (i) American Importing Company, Inc., a Minnesota corporation and Guarantor under the Indenture, will be merged with and into its sole stockholder; (ii) Ann’s House of Nuts, Inc., a Maryland corporation and Guarantor under the Indenture, will be merged with and into its sole stockholder; (iii) the survivors of the mergers described in clauses (i) and (ii) will be merged with and into Flagstone Foods, Inc. (f/k/a Snacks Holdings Corporation), a Guarantor under the Indenture pursuant to this Eighth Supplemental Indenture and (iv) Snacks Parent Corporation, a Delaware corporation and Guarantor under the Indenture, will be merged with and into Flagstone Foods, Inc. (f/k/a Snacks Holdings Corporation);

WHEREAS, following the Corporate Restructuring set forth above and effective as of the date hereof, each of American Importing Company, Inc., Ann’s House of Nuts, Inc. and Snacks Parent Corporation (together, the “Released Subsidiary Guarantors”) will cease to exist as separate corporate entities and, accordingly, will each cease to be guarantors under the Credit Agreement and, further, will not be guarantors of any other Indebtedness of the Company or any of its Restricted Subsidiaries;

WHEREAS, in accordance with Section 10.02(a)(ii) of the Fourth Supplemental Indenture, the Released Subsidiary Guarantors are automatically and unconditionally released and discharged from their Guarantees of the Notes under the Indenture and as guarantors under the Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Eighth Supplemental Indenture and to make it a valid and binding obligation of each of the Additional Guarantors have been completed or performed; and

WHEREAS, the Indenture is incorporated herein by reference.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, the existing Guarantors, the Additional Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions; Rules of Construction.

All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Eighth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

AGREEMENT TO GUARANTEE

SECTION 2.01 Agreement to Guarantee.

Each of the Additional Guarantors hereby agrees to become a party to the Indenture as a Guarantor and shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of the Additional Guarantors agrees to be bound by all other provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.02 Release of Guarantors

The Company and the Guarantors hereby confirm that the Released Subsidiary Guarantors are, in accordance with the terms of Section 10.02(a)(ii) of the Fourth Supplemental Indenture, as of the date of this Eighth Supplemental Indenture automatically and unconditionally released and discharged from their Guarantees of the Notes under the Indenture and as guarantors under the Indenture. The Trustee hereby acknowledges that the Released Subsidiary Guarantors are, in accordance with the terms of Section 10.02(a)(ii) of the Fourth Supplemental Indenture, as of the date of this Eighth Supplemental Indenture automatically and unconditionally released and discharged from their Guarantees of the Notes under the Indenture and as guarantors under the Indenture.

ARTICLE 3

MISCELLANEOUS

SECTION 3.01 Indenture Remains in Full Force and Effect.

Except as expressly amended and supplemented by this Eighth Supplemental Indenture, the Indenture shall remain in full force and effect in accordance with its terms.

SECTION 3.02 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS EIGHTH SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 3.03 Severability.

In case any provision in this Eighth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.04 Counterpart Originals.

The parties may sign any number of copies of this Eighth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Eighth Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Eighth Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.05 Headings, Etc.

The headings in this Eighth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Eighth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.06 Jury Trial Waiver.

EACH OF THE COMPANY, THE EXISTING GUARANTORS, THE ADDITIONAL GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS EIGHTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.07 Concerning the Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture, the Subsidiary Guarantees of the Additional Guarantors, the release and discharge from their Guarantees of the Notes under the Indenture and as guarantors under the Indenture of the Released Subsidiary Guarantors, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Eighth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Company hereby confirms to the Trustee that this Eighth Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes. The Company shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.

[signature pages follow]

SIGNATURES

Dated as the date first written above.

COMPANY:

TREEHOUSE FOODS, INC.

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President and Chief
Financial Officer

GUARANTORS:

BAY VALLEY FOODS, LLC

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President

STURM FOODS, INC.

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President

S.T. SPECIALTY FOODS, INC.

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President

[Signature Page to Supplemental Indenture]

ADDITIONAL GUARANTORS:

CAINS FOODS, INC.

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President

CAINS GP, LLC

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President

CAINS FOODS, L.P.

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President

ASSOCIATED BRANDS, INC.

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President

FLAGSTONE FOODS, INC. (f/k/a Snacks Holding Corporation)

By:	/s/ Dennis F. Riordan
Name: Dennis F. Riordan
Title: Executive Vice President

[Signature Page to Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Julius R. Zamora
Name: Julius R. Zamora
Title: Vice President

[Signature Page to Supplemental Indenture]